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                                    BARCLAYS

                                                                   Exhibit 10.52
[date stamp] RECEIVED DEC. 16, 1999


                                            ROWECOM FRANCE
                                            C.L.T.
                                            B.P. 40
                                            Villebon sur Yvette
                                            91121 Palaiseau Cedex

                                            TO THE ATTENTION OF MR. LUC PRUDHON
CERTIFIED MAIL
                                            Paris, December 7, 1999



Dear Sirs:

We have the pleasure of specifying for you below the credits with unlimited duration that we are making available to you, in your account at our Agency:


1/      . Type of credit................   Overdraft
        . Rate..........................   T4M (*) +1%
        . Amount........................   FRF 5,000,000 (Five million francs)
                                           [see original for handwritten circle
                                           around items with the word "NO"

2/      . Type of credit................   SPOT CREDIT Dailly Law Guaranteed
        . Rate..........................   EURIBOR (**) + 0.50%
        . Amount........................   FRF 100,000,000.00 (One hundred
                                           million francs)
        Usable from November 1 to May 31 every year

3/      . Type of credit................   SPOT OR FORWARD FOREIGN EXCHANGE
        . Maximum outstanding amount....   FRF 300,000,000 (Three hundred
                                           million francs) limited to FRF
                                           100,000,000 per transaction


It is specified that the interest conditions mentioned above are likely to vary according to changes in the base rates.

Any modification to this base rate will be applicable following its publication by the competent divisions at the Banque de France or the Association Francaise des Banques, or any other financial authority, especially foreign, depending on the circumstances.

THIS LETTER SUPERSEDES THE LETTER DATED NOVEMBER 3, 1999.

With these facilities granted for an undetermined duration, we specify that paragraph 1 of Article 60 of Law No. 84-46 dated January 24, 1984 obligates us to inform you of notice deadlines with which we would comply in the event of their reduction or their cancellation:

         * 30 days for the discount and the transferred receivable credits,
         * 60 days for the other credits.
[handwritten] Doc. 17=Ex 10.41


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These deadlines will be determined counting from the date that our certified letter with return receipt requested notifying you of our decision is sent.

We hope that our cooperation will allow us to further develop our relationship, and we remind you that we are making available to you all of the services that our Agency is capable of offering to its clientele.

We thank you for your trust.

Sincerely,

[signature]                                 [signature]
Louis Rovani                                [illegible] Baumgarden
Relationship Manager                        Corporate Manager Assistant

(*) T4M: Average Monthly Money Market Rate
(**) EURIBOR: Europe Interbank Offered Rate (rate for the period in question)